Exhibit 31.1

I, Tom Barton, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Tintri, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 31, 2018	By:	/s/ Tom Barton
Tom Barton
Chief Executive Officer, Interim Chief Financial Officer and Director
(Principal Executive Officer, Principal Accounting and \ Financial Officer)